UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 7, 2013

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On May 7, 2013, Office Depot, Inc. (the “Company”) disclosed that OfficeMax Incorporated (“OfficeMax”) and the Company agreed that the Company could conduct negotiations with its joint venture partner, Grupo Gigante S.A.B. de C.V. (“Gigante”), in connection with the potential sale of the Company’s interest in its Mexican joint venture business, Office Depot de Mexico. Pursuant to the agreement and plan of merger by and among the Company, OfficeMax and the parties named therein, dated February 20, 2013 (the “Merger Agreement”), the sale of any major asset requires the consent of the other party, which is a standard term and condition of agreements of this nature.

In addition, pursuant to the Merger Agreement, the definitive terms of any sale of Office Depot de Mexico requires the consent of OfficeMax.

There can be no assurances given that a sale of Office Depot de Mexico will occur.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: May 7, 2013	By:	/s/ ELISA D. GARCIA C.
Elisa D. Garcia C.
Executive Vice President, General Counsel
and Corporate Secretary

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